Exhibit 5.1

February 11, 2015
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-2784 United States Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Eclipse Resources Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of up to 62,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Company Shares”). The Company Shares are being offered and sold pursuant to a Registration Statement on Form S-1 under the Securities Act, originally filed with the Securities and Exchange Commission on the date hereof by the Company (such registration statement as amended and supplemented, the “Registration Statement”) and the prospectus contained therein (the “Prospectus”).

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authority of such persons signing on behalf of persons other than the Company, the due authorization, execution and delivery of all documents by persons other than the Company, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies, the authenticity of the originals of all documents submitted to us as copies, and that the documents we have reviewed have not been and will not be altered or amended in any respect material to our opinion set forth herein.

In connection with the opinion expressed herein, we have examined, among other things: (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and the Prospectus; (iii) the Registration Statement; and (iv) the Prospectus. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that the Company Shares have been duly authorized and are validly issued, fully paid and nonassessable.

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February 11, 2015

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

NORTON ROSE FULBRIGHT US LLP